FOX . ROTHSCHILD
                          O'BRIEN & FRANKEL LLP
                          ---------------------
                             ATTORNEYS AT LAW

          PRINCETON PIKE CORPORATE CENTER  .  997 LENOX DRIVE  .
               BUILDING 3  .  LAWRENCEVILLE, NJ 08648-2311
            609-896-3600  .  FAX 609-896-1469  .  www.frof.com



September 30, 1999

Quaker Chemical Corporation
Elm and Lee Streets
Conshohocken, PA 19428

Gentlemen:

We have acted as counsel to Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), in connection with the proposed issuance by the Company of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1999 Long-Term Performance Incentive Plan (the "Plan"), plus such indeterminate number of additional shares as provided for by the anti-dilution provisions of Section 6.1 of the Plan (collectively the "Plan Shares"). The Plan Shares are to be offered and issued pursuant to a registration statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement").

As counsel to the Company, we have examined the Registration Statement and such corporate records, certificates and other documents, and have considered such questions of law as we have deemed necessary as the basis for this opinion. Based upon the foregoing, we advise you that in our opinion the Plan Shares have been duly and validly authorized and reserved for issuance by all necessary corporate action of the Company and will, upon issuance as contemplated by the Registration Statement and the Plan, be duly and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

We also wish to disclose to you that various attorneys in this firm have beneficial ownership of small amounts of shares of the Company's Common Stock.

Very truly yours,



/s/ FOX, ROTHSCHILD, O'BRIEN & FRANKEL, LLP
FOX, ROTHSCHILD, O'BRIEN & FRANKEL, LLP